EXHIBIT 99.1

PAMRAPO BANCORP REPORTS THIRD QUARTER RESULTS

BAYONNE, NJ—(MARKET WIRE)—Oct 25, 2006 — Pamrapo Bancorp, Inc. (NASDAQ:PBCI - News) today reported net income for the third quarter and nine months ended September 30, 2006.

Net income for the third quarter of 2006 amounted to $1.792 million, or $.36 cents per share, as compared with $2.064 million, or $.41 cents per share in the third quarter of 2005.

Net income for the nine months ended September 30, 2006 amounted to $5.124 million, or $1.03 cents per share, as compared with $6.012 million, or $1.21 cents per share for the nine months ended September 30, 2005.

Pamrapo’s book value per share at September 30, 2006 was $12.06.

Pamrapo Bancorp, Inc. is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates eleven branch offices in Bayonne, Fort Lee, Hoboken, Jersey City and Monroe, New Jersey.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In Thousands)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Cash and amounts due from depository institutions	$3,049	$4,409
Interest-bearing deposits in other banks	5,152	4,161

Total cash and cash equivalents	8,201	8,570

Securities available for sale	1,177	3,321
Investment securities held to maturity	9,198	10,287
Mortgage-backed securities held to maturity	146,913	167,009
Loans receivable	458,446	438,250
Premises and equipment	3,840	3,856
Federal Home Loan Bank stock, at cost	6,054	5,954
Interest receivable	3,061	2,809
Other assets	6,411	6,030

Total assets	$643,301	$646,086

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$466,513	$474,003
Advances from Federal Home Loan Bank of New York	108,400	106,400
Other borrowed money	17	47
Advance payments by borrowers for taxes and insurance	3,691	3,688
Other liabilities	4,682	3,332

Total liabilities	583,303	587,470

Stockholders’ equity:
Preferred stock; authorized 3,000,000 shares; issued and outstanding-none	—	—
Common Stock; par value $.01; authorized 25,000,000 shares; 6,900,000 shares issued; 4,975,542 outstanding	69	69
Paid-in capital in excess of par value	19,198	19,158
Retained earnings-substantially restricted	63,663	61,972
Accumulated other comprehensive income - Unrealized (losses) gain on securities available for sale	(3)	285
Treasury stock, at cost; 1,924,458 shares	(22,929)	(22,868)

Total stockholders’ equity	59,998	58,616

Total liabilities and stockholders’ equity	$643,301	$646,086

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Interest income:
Loans	$7,411	$6,755	$21,559	$19,760
Mortgage-backed securities	1,760	2,109	5,548	6,659
Investments and other interest-earning assets	334	309	1,040	907

Total interest income	9,505	9,173	28,147	27,326

Interest expense:
Deposits	2,976	2,229	8,168	6,417
Advances and other borrowed money	1,194	944	3,424	2,614

Total interest expense	4,170	3,173	11,592	9,031

Net interest income	5,335	6,000	16,555	18,295
Provision for loan losses	0	5	0	105

Net interest income after provision for loan losses	5,335	5,995	16,555	18,190

Non-interest income:
Fees and service charges	282	327	899	967
Gain on sale of investments	430	0	430	0
Miscellaneous	240	264	768	936

Total non-interest income	952	591	2,097	1,903

Non-interest expenses:
Salaries and employee benefits	1,830	1,775	5,728	5,866
Net occupancy expense of premises	302	283	910	835
Equipment	327	292	967	936
Advertising	112	65	235	169
Professional fees	125	152	460	396
Miscellaneous	715	680	2,149	2,042

Total non-interest expenses	3,411	3,247	10,449	10,244

Income before income taxes	2,876	3,339	8,203	9,849
Income taxes	1,084	1,275	3,079	3,837

Net income	$1,792	$2,064	$5,124	$6,012

Net income per common shares:
Basic	$0.36	$0.41	$1.03	$1.21
Diluted	$0.36	$0.41	$1.03	$1.21

Dividends per common share	$0.23	$0.22	$0.69	$0.66

Weighted average number of common shares and common stock equivalents outstanding:
Basic	4,976	4,975	4,976	4,975
Diluted	4,979	4,986	4,980	4,988

CONTACT:

Robert A. Hughes, CPA

Investor Relations

201-339-4600